Exhibit 32.2

SECTION 906 CERTIFICATION OF
PRINCIPAL FINANCIAL OFFICER/PRINCIPAL ACCOUNTING OFFICER
OF DYNAMIC ENVIRO, INC.

In connection with the accompanying Annual Report on Form 10-K of Dynamic Enviro, Inc.  for the year ended December 31, 2016, the undersigned, Alfred Chisholm, Chief Financial Officer/Principal Accounting Officer of Dynamic Enviro, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)            such Annual Report on Form 10-K for the year ended December 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)            the information contained in such Annual Report on Form 10-K for the year ended December 31, 2016 fairly presents, in all material respects, the financial condition and results of operations of Dynamic Enviro, Inc.

Date: March 29, 2017

/s/	Alfred Chisholm
Alfred Chisholm
Chief Financial Officer/Principal Accounting Officer